UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

MULTIMEDIA PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd., Suite Ph-D, Fort Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 440-4678

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreements.

On September 28, 2015, Multimedia Platforms, Inc. (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement (“Security Purchase Agreement”), Convertible Promissory Note and Common Stock Purchase Warrant with several accredited investors (collectively, the “Purchasers”) for an aggregate principal amount of $2,365,000 (the “Purchase Price”). The Security Purchase Agreement, Promissory Note and Warrant Agreement each contain substantially similar terms for each Purchaser.

Pursuant to the Security Purchase Agreement, the Company issued the following to the Purchasers: (i) a 9% convertible promissory note (the “Note”) and (ii) warrants to purchase an aggregate of 7,833,333 shares of the Company’s common stock, par value $0.001 per share, for an exercise price of the lesser of $0.30 per share or 85% of the price of the Company’s common stock sold at the next equity or equity, debt or convertible financing with gross proceeds of no less than $1,000,000, subject to adjustment (the “Warrant”).

The Note and Warrant were sold as units, with each unit consisting of a Note, in the principal amount of $50,000, and Warrants to purchase 166,666 shares of the Company’s common stock. The Purchasers each purchased a set number of units ranging from one-fifth of a unit to five units, or 33,333-833,330 shares of Company common stock. The purchase price of the units ranged from $10,000-$250,000. Under the Security Purchase Agreement, while the Note and Warrant are outstanding, reserved and authorized and issuance upon exercise of the Warrant or Note, the Company agreed to reserve the number of shares of the Company’s common stock equal to 100% of the amount of shares that the Note and Warrant are convertible into or exchangeable for.

Further, the Security Purchase Agreement provides for piggy back registration rights where the Purchasers may request that the shares of the Company’s common stock underlying the Note and Warrant be covered by a registration statement that the Company files with the SEC for equity securities relating to its own account or the account of others. These rights are triggered if the Company determines to file such a registration statement at any time within 45 days following the date of the Security Purchase Agreement and the Company must provide the Purchasers with notice of its determination to file the registration statement. The Purchasers then have 15 days following the date of such notice to request that the shares of Company common stock underlying the Note and Warrant also be registered pursuant to such registration statement.

The terms of the Note and the Warrant are as follows:

Convertible Promissory Notes

The Note earns an interest rate per day equal to 9% and a maturity date of 18 months from the date of the principal amount advanced. The Note is convertible any time after the issuance date of the Note, and the Purchaser has the right to convert the Note into shares of the Company’s common stock at a conversion price equal to the lesser of $0.30 per share or 85% of the price of the Company common stock sold at the next equity or equity, debt or convertible financing with gross proceeds of no less than $1,000,000. The Note Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the Note.

In the event of default (including expiration of grace period or failure to cure), the Purchasers have the right to require the Company to pay all principal and interest then remaining unpaid on the Note. Additionally, the conversion price will be permanently reduced to the lesser of $0.25 per share or the 10-day VWAP price then in effect. The annual interest rate will be the lesser of 15% per annum or the highest rate permissible by law.

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Warrants

The Warrant is exercisable in whole or in part, for an exercise price equal to the lesser of $0.30 per share or 85% of the price of the Company’s common stock sold at the next equity or equity, debt or convertible financing with gross proceeds of no less than $1,000,000, subject to adjustment. The Warrant terminates four years from the date of issuance. The exercise price and number of shares of the Company’s common stock issuable under the Warrant are subject to adjustments for stock dividends, splits, combinations, subsequent rights offerings, pro rata distributions and any issuance of securities below the exercise price of the Warrant. Any adjustment to the exercise price shall similarly cause the number of warrant shares to be adjusted proportionately so that the total value of the Warrant shall remain the same.

The foregoing description of the terms of the Purchase Agreement, the Note, and the Warrant, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K (this “Report”).

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The securities underlying the Note and Warrant are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D and/or Regulations S as promulgated under the Securities Act.

The foregoing securities under Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1*	Form of 9% Convertible Promissory Note
4.2*	Form of Common Stock Purchase Warrant
10.1*	Form of Security Purchase Agreement

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* Incorporated by reference to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 27, 2015.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: September 29, 2015	By:	/s/ Timothy Hart
Timothy Hart, Interim Chief Executive Officer, President, Treasurer and Director

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